Exhbit 99.1


                                                          [Excel Logo]

                                                  CONTACT:  Mary Bell
                                                            Investor Relations
                                                            214-863-8455
FOR IMMEDIATE RELEASE
October 14, 1997




                   EXCEL COMMUNICATIONS COMPLETES ACQUISITION
                             OF TELCO COMMUNICATIONS
             ACQUISITION ESTABLISHES A FACILITIES-BASED NETWORK FOR
                                  EXCEL TRAFFIC

         DALLAS - Excel Communications, Inc. (NYSE; ECI) today announced that its acquisition of Telco Communications Group, Inc. (NASDAQ: TCGX) is complete. On October 11, 1997, shareholders from both companies approved the $1.2 billion merger, creating the fifth largest facilities-based long distance provider in the United States.

         Excel announced its plan to acquire Telco in June 1997.

         Dallas-based Excel Communications, Inc. is the fifth largest long distance company in the United States. The Company offers it subscribers a variety of communications products and services which include residential service, commercial service, paging service, dial-around service and calling cards. Excel services are marketed exclusively through a nationwide network of Independent Representatives. Telco markets its residential products and services through Dial and Savesm and Long Distance Wholesale Clubsm programs and markets its commercial products and services through 450 sales representatives located in 31 regional offices in 16 states. Excel has more than 3,000 employees who support the corporate, network management, billing, teleservices and marketing functions of the Company.





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